Exhibit 1.1

25,263,158 SHARES OF

ASPEN AEROGELS, INC.

COMMON STOCK

UNDERWRITING AGREEMENT

November 29, 2022

COWEN AND COMPANY, LLC

BARCLAYS CAPITAL INC.

As Representatives of the several Underwriters

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Dear Sirs:

INTRODUCTORY. Aspen Aerogels, Inc., a Delaware corporation (the “Company”), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of 25,263,158 shares of common stock $0.00001 par value (the “Common Stock”) of the Company. The aggregate of 25,263,158 shares so proposed to be sold is hereinafter referred to as the “Firm Stock”. The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 3,789,473 shares of Common Stock (the “Optional Stock”). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the “Stock”. Cowen and Company, LLC (“Cowen”) and Barclays Capital Inc. (“Barclays”) are acting as Representatives of the several Underwriters and in such capacity are hereinafter referred to as the “Representatives.”

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

(i) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the several Underwriters, as of the date hereof and as of each Closing Date (as defined below), and agrees with the several Underwriters, that:

(a) Automatic Shelf Registration Statement. An “automatic shelf registration statement” as defined in Rule 405 of the Rules and Regulations on Form S-3 (File No. 333-263622) in respect of the Stock has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three (3) years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations has been received by the Company (the prospectus filed as part of such automatic shelf registration statement in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus” and any preliminary prospectus (including any preliminary prospectus supplement) relating to the Stock filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations is hereinafter called a “Preliminary Prospectus”). Such automatic shelf registration statement, including all exhibits thereto, but excluding Form T-1, and including any prospectus supplement relating to the Stock that is filed with the Commission and deemed by virtue of Rule 430B of the Rules and Regulations to be part of such automatic shelf registration statement, are hereinafter collectively called the “Registration Statement.” The form of the final prospectus relating to the Stock filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(i)(a) hereof, is hereinafter called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein; any reference to any amendment or supplement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Stock filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report on Form 10-K of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference into the Registration Statement.

(b) General Disclosure Package. As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date (as defined below), as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, and, the Pricing Prospectus (as defined below) and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), (iii) the bona fide electronic roadshow (as defined in Rule 433(h)(5) of the Rules and Regulations); included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus or any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 18). As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 8:30 P.M., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“Pricing Prospectus” means the Preliminary Prospectus relating to the Stock that is included in the Registration Statement immediately prior to the Applicable Time, including any document incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Stock in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) No Stop Orders; No Material Misstatements. No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Stock has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(d) Registration Statement and Prospectus Contents. At the respective times, the Registration Statement and any amendments thereto became or become effective as to the Underwriters and at each Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(e) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Stock or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(I)(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the foregoing representations and warranties in this paragraph (e) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(f) Documents Incorporated by Reference. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(I)(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show” as described in Rule 433(d)(8) of the Rules and Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h) Conformity with Securities Act and Exchange Act. The General Disclosure Package, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the documents incorporated by reference therein, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

(i) Financial Information. The consolidated financial statements of the Company included or incorporated by reference in the General Disclosure Package, the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries (as defined below) as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and Exchange Act, as applicable and as in effect at the time of filing, and in conformity with generally accepted accounting principles in the United States (“GAAP”) as in effect at the time of filing applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the General Disclosure Package, the Registration Statement and the Prospectus, are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the General Disclosure Package, the Registration Statement, or the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the General Disclosure Package, the Registration Statement, and the Prospectus which are required to be described in the General Disclosure Package, in the Registration Statement or Prospectus; and all disclosures contained or incorporated by reference in General Disclosure Package, the Registration Statement and the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(j) Conformity with EDGAR Filing; XBRL. The Company has delivered to each Underwriter one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as each Underwriter has reasonably requested. The Prospectus delivered to the Underwriters for use in connection with the sale of the Stock pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(k) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, any offering material in connection with the offering and sale of the Stock pursuant to this Agreement other than the Prospectus or the Registration Statement.

(l) Organization. The Company and any subsidiary that is a significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (each, a “Subsidiary,” collectively, the “Subsidiaries”), are, and will be, duly organized, validly existing as a corporation and in good standing under the laws of their respective jurisdictions of organization. The Company and the Subsidiaries are duly licensed or qualified as a foreign corporation to do business and are in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the General Disclosure Package, the Registration Statement and the Prospectus, except, in each case, where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, or prevent the consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

(m) Subsidiaries. As of the date hereof, the Company’s only Subsidiaries are set forth on Exhibit 21.1 of the Company’s Annual Report on Form 10-K most recently filed with the Commission. The Company owns directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights.

(n) No Violation or Default. Neither the Company nor any Subsidiary is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other similar material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject; or (iii) in violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other material agreement to which it or any Subsidiary is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.

(o) No Material Adverse Effect. Since the date of the most recent financial statements of the Company included or incorporated by reference in the General Disclosure Package, the Registration Statement and Prospectus, there has not been (i) any Material Adverse Effect, or any development that would result in a Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock (other than (A) the grant of additional options under the Company’s existing stock option plans, (B) changes in the number of outstanding Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof, (C) as a result of the issuance of Stock, (D) any repurchases of capital stock of the Company, (E) as described in a proxy statement filed on Schedule 14A or a Registration Statement on Form S-4, or (F) otherwise publicly announced) or outstanding long-term indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the General Disclosure Package, the Registration Statement or Prospectus (including any document incorporated by reference therein). There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(p) Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and, other than as disclosed in the Registration Statement or the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the General Disclosure Package, the Registration Statement and the Prospectus as of the dates referred to therein (other than (i) the grant of additional options, shares and other equity incentives under the Company’s existing equity incentive plans, (ii) changes in the number of outstanding Common Stock of the Company due to the issuance of shares upon the exercise, conversion or vesting of securities exercisable for, convertible into or vesting into Common Stock outstanding on the date hereof or issued thereafter pursuant to clause (i) above, (iii) as a result of the issuance of Stock, or (iv) any repurchases of capital stock of the Company) and such authorized capital stock conforms in all material respects to the description thereof set forth in the General Disclosure Package, the General Disclosure Package, the Registration Statement and the Prospectus. The description of the Common Stock in the General Disclosure Package, the Registration Statement and the Prospectus is complete and accurate in all material respects. Except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, the Company did not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(q) WKSI Status; S-3 Eligibility. As of the date hereof, the Company is a “well known seasoned issuer” as defined in Rule 405 of the 1933 Act. At the time the Registration Statement became effective, and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Company met or will meet the then applicable requirements for the use of Form S-3 under the Securities Act, including, but not limited to, General Instruction I.B.6 of

Form S-3, if applicable. As of the close of trading on the Exchange on June 30, 2022, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 of the Securities Act, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was approximately $289 million (calculated by multiplying (x) the price at which the common equity of the Company was last sold on the Exchange on June 30, 2022 times (y) the number of Non-Affiliate Shares).

(r) Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company.

(s) Authorization of Stock. The Stock, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, will be duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim (other than any pledge, lien, encumbrance, security interest or other claim arising from an act or omission of an Underwriter or a purchaser), including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Stock, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the General Disclosure Package, the Registration Statement and the Prospectus.

(t) No Consents Required. No consent, approval, authorization, order, permit, certification, registration or qualification of or with any court or arbitrator or any governmental or regulatory authority having jurisdiction over the Company is required for the execution, delivery and performance by the Company of this Agreement, and the issuance and sale by the Company of the Stock as contemplated hereby, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state securities laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the New York Stock Exchange, Inc., including any notices that may be required by the New York Stock Exchange, Inc., in connection with the sale of the Stock by the Underwriters and (ii) as have been previously obtained by the Company

(u) No Preferential Rights. (i) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company (other than upon the exercise of options or warrants to purchase Common Stock or upon the exercise of options that may be granted from time to time under the Company’s stock option plan), (ii) no Person has any preemptive rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company from the Company which have not been duly waived with respect to the offering contemplated hereby, (iii) no Person has the right to act as an underwriter, agent or as a financial advisor to the Company in connection with the offer and sale of the Common Stock, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Stock as contemplated thereby or otherwise, except in each case for such rights as have been waived on or prior to the date hereof.

(v) Independent Public Accountant. KPMG LLP (the “Accountant”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated into the Registration Statement, are and, during the periods covered by their report, were independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

(w) Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the General Disclosure Package, the Registration Statement or the Prospectus, other than such agreements that have expired by their terms or whose termination is disclosed in documents filed by the Company on EDGAR, are legal, valid and binding obligations of the Company and, to the Company’s knowledge, enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof, and except for any unenforceability that, individually or in the aggregate, would not have a Material Adverse Effect.

(x) No Litigation. Except as disclosed in the General Disclosure Package, the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject (i) other than proceedings that would not, if determined adversely to the Company or any Subsidiary, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the General Disclosure Package, the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the General Disclosure Package, the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(y) Licenses and Permits. The Company and the Subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits, registrations, qualifications and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as currently conducted, as described in the General Disclosure Package, the Registration Statement and the Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice of any proceeding relating to revocation or modification of any such Permit, except where the failure to obtain any such renewal would not, individually or in the aggregate, have a Material Adverse Effect.

(z) No Material Defaults. Neither the Company nor any Subsidiary has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

(aa) No Stabilization. Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any of their respective directors, officers or controlling persons has taken or will take, directly or indirectly, any action designed, or that has constituted or would cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

(bb) No Associated Persons; FINRA Matters. Neither the Company nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA. The Company qualifies as an “experienced issuer” (within the meaning of FINRA Conduct Rule 5110(j)(6)) for purposes of the exemption from filing under FINRA Conduct Rule 5110(h)(1)(C).

(cc) No Reliance. The Company has not relied upon the Underwriters or legal counsel for the Representatives for any legal, tax or accounting advice in connection with the offering and sale of the Stocks.

(dd) Taxes. The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the General Disclosure Package, the Registration Statement or the Prospectus, no tax deficiency has been determined adversely to the Company or any Subsidiary which has had, or have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which have a Material Adverse Effect.

(ee) Title to Real and Personal Property. Except as disclosed in the Registration Statement and the Prospectus, the Company and the Subsidiaries have good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the General Disclosure Package, the Registration Statement or Prospectus as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect. Any real property described in the General Disclosure Package, the Registration Statement or Prospectus as being leased by the Company and the Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or the Subsidiaries or (B) would not, individually or in the aggregate, have a Material Adverse Effect.

(ff) Intellectual Property. The Company and the Subsidiary own or possess adequate and valid right to use all patents, patents issued under patent applications, trademarks (both registered and unregistered), trade names, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the General Disclosure Package, the Registration Statement and the Prospectus, the Company and the Subsidiaries have not received any written notice of any claim of infringement which asserted Intellectual Property rights of others, which infringement, if the subject of an unfavorable decision, would result in a Material Adverse Effect. Except as disclosed in the General Disclosure Package, the Registration Statement and the Prospectus, there are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings challenging the Company’s or any Subsidiary’s rights in or to or the validity of the scope of any of the Company’s or its Subsidiaries’ patents, trademarks, other intellectual property or proprietary information, which proceedings, if decided adversely for the Company or its Subsidiaries, would result in a Material Adverse Effect. Except as disclosed in the General Disclosure Package, the Registration Statement and the Prospectus, no other entity or individual has any right or claim in any of the Company’s or any of its Subsidiary’s patents, patent applications or any patent to be issued therefrom that are necessary for the conduct of the Company’s and its Subsidiaries’ businesses and proposed businesses by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or any Subsidiary or by any non-contractual obligation, other than by written licenses or other written agreements to which the Company or any Subsidiary is a party. Except as disclosed in the General Disclosure Package, the Registration Statement and the Prospectus, the Company has not received any written notice of any claim challenging the rights of the Company or its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary which claim, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(gg) Compliance with Applicable Laws. The Company has not been advised, and has no reason to believe, that it and each of its Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Effect.

(hh) Environmental Laws. Except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, (i) neither the Company nor any Subsidiaries is in violation in any material respect of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or the Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of

Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(ii) Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Registration Statement or the Prospectus). Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Registration Statement or the Prospectus). The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) that comply with the requirements of the Exchange Act. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the Form 10-K for the fiscal year most recently ended (such date, the “Evaluation Date”). The Company presented in its Form 10-K for the fiscal year most recently ended the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the most recent Evaluation Date, and the “disclosure controls and procedures” are effective.

(jj) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission during the past 12 months. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Exchange Act Rules 13a-15 and 15d-15.

(kk) Reserved.

(ll) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(mm) Labor Disputes. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn) Investment Company Act. Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Stock, will be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(oo) No Prohibition on Dividends or Distributions. Except as disclosed in the General Disclosures Package, the Registration Statement and the Prospectus, none of the Subsidiaries is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company;

(pp) Reserved.

(qq) Operations. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or the Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(rr) Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that would affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Registration Statement or the Prospectus which have not been described as required.

(ss) Reserved.

(tt) Underwriter Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction. No third party has a preferential right, right of first refusal, right of first offer or other right to act as agent, underwriter or broker in connection with, or otherwise participate in, the sale of the Stock.

(uu) ERISA. To the knowledge of the Company, (i) each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and the Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) equals or exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, other than, in the case of (i), (ii) and (iii) above, as would not have a Material Adverse Effect.

(vv) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in or incorporated by reference in the General Disclosure Package, the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ww) Statistical and Market-Related Data. All statistical and market related data included in the General Disclosure Package, the Registration Statement and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate, and such data agree with the sources from which they are derived, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xx) Margin Rules. Neither the issuance, sale and delivery of the Stock nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(yy) Insurance. Except as otherwise described in the Prospectus, each of the Company and the Subsidiaries are insured by insurers of recognized financial responsibility with policies in such amounts and with such deductibles and covering such risks as are generally deemed prudent and customary for the business for which it is engaged including, but not limited to, policies covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(zz) No Improper Practices. (i) Neither the Company nor, to the Company’s knowledge, the Subsidiaries, nor to the Company’s knowledge, any of their respective executive officers has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, the Subsidiaries or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or, to the Company’s knowledge, the Subsidiaries, on the other hand, that is required by the Securities Act to be described in the General Disclosure Package, the Registration Statement and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or the Subsidiaries or any affiliate of them, on the one hand, and the directors, officers, stockholders or directors of the Company or, to the Company’s knowledge, the Subsidiaries, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement and the Prospectus that is not so described; (iv) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the Company’s knowledge, the Subsidiaries to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or the Subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or the Subsidiaries or (B) a trade journalist or publication to write or publish favorable information about the Company or the Subsidiaries or any of their respective products or services, and, (vi) neither the Company nor the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the General Disclosure Package, the Registration Statement or the Prospectus.

(aaa) Status Under the Securities Act. The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Stock.

(bbb) No Misstatement or Omission in an Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date, as of each Bring-Down Date (as defined in Section 7(m) and each time of sale of Stock pursuant to this Agreement, did not, does not and will not, through the completion of the offering of the Stock for which such Issuer Free Writing Prospectus is issued, include any information that conflicted, conflicts or will conflict with the information contained in the General Disclosure Package, the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein.

(ccc) No Conflicts. Neither the execution of this Agreement, nor the issuance, offering or sale of the Stock, nor the consummation of any of the transactions contemplated herein and therein, nor the compliance by the Company with the terms and provisions hereof and thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement or understanding to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not have a Material Adverse Effect or interfere with the Company’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, except where such violation would not have a Material Adverse Effect.

(ddd) OFAC.

(i) Neither the Company nor any Subsidiary (collectively, the “Entity”) nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (ss), “Person”) that is, or is owned or controlled by a Person that is:

(a) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S, Treasury Department, the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(b) located, organized or resident in a country or territory that is the subject of Sanctions or a U.S. government embargo (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, the so-called Donetsk People’s Republic, the so-called Lugansk Republic and the Crimea Republic of Ukraine and any other covered region of Ukraine identified by Executive Order14065).

(ii) The Entity will not, directly or knowingly indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(b) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Entity represents and covenants that, except as detailed in the General Disclosure Package, the Registration Statement and the Prospectus, for the past five (5) years, it has not knowingly engaged in and is not now knowingly engaged in any dealing or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or any country or territory that, at the time of the dealing or transaction is or was the subject of a U.S. government embargo.

(eee) Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company or any Subsidiary, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company or any Subsidiary (or assist the Company or any Subsidiary in connection with any actual or proposed transaction). Each of the Company and each Subsidiary has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company and each Subsidiary to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) and the Bribery Act of 2010 of the United Kingdom, as amended (the “Bribery Act of 2010”) or employee; (iv) violated or is in violation of any provision of the FCPA, the Bribery Act of 2010 or any applicable non-U.S. anti-bribery statute or regulation; (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (vi) received notice of any investigation, proceeding or inquiry by any Governmental Entity regarding any of the matters in clauses (i)-(v) above; and the Company and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA, the Bribery Act of 2010 and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(fff) Stock Transfer Taxes. On each Closing Date, all material stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Stock to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with by the Company in all material respects.

(ggg) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the General Disclosure Package, the Registration Statement, the Prospectus pursuant to the Securities Act, which have not been described as required.

(hhh) Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and is listed on the NYSE, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. All of the Stock that have been or may be sold under this Agreement have been approved for listing on the NYSE, subject to official notice of issuance; the Company has taken all necessary actions to ensure that, upon and at all times after the NYSE shall have approved the Stock for listing, it will be in compliance with all applicable corporate governance requirements set forth in the NYSE’s listing rules that are then in effect.

(iii) No Outstanding Loans or Other Indebtedness. Except as described in the Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them.

(jjj) FINRA Exemption. The Company qualifies as an “experienced issuer” (within the meaning of FINRA Conduct Rule 5110(j)(6)) for purposes of the exemption from filing under FINRA Conduct Rule 5110(h)(1)(C).

(kkk) Privacy Laws. The Company and each of its Subsidiaries are in material compliance with all applicable data privacy and security laws and regulations; and the Company and each its Subsidiaries have taken necessary actions to comply in all material respects with the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”). The Company and each of its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”). The Company provides accurate notice of its Policies to its customers, employees, third party vendors and representatives. The Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter and such Policies do not contain any material omissions of the Company’s then-current privacy practices. “Personal Data” means (i) a natural person’s name in combination with, street address, telephone number, email address, photograph, social security number or bank information; or (ii) “personal data” or “personal information” as defined by applicable Privacy Laws. None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. The execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of any Privacy Laws or Policies. Neither the Company nor any of its Subsidiaries, (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposed any obligation or liability under any Privacy Law.

(lll) IT Systems. (i) Except as otherwise described in the Prospectus, and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (x) there has been no security breach or attack or other compromise of or relating to any of the Company’s and its Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of the Company and its Subsidiaries), equipment or technology (“IT Systems and Data”), and (y) the Company and its Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in any security breach, attack or compromise to their IT Systems and Data; (ii) the Company and each of its Subsidiaries have complied in all material respects, and are presently in material compliance with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Company and each of its Subsidiaries have implemented commercially reasonable backup and disaster recovery technology.

(mmm) Export and Import Laws. Each of the Company and the Subsidiaries, and, to the Company’s knowledge, each of their affiliates and any director, officer or employee of, or other person associated with or acting on behalf of, the Company has acted at all times in compliance in all material respects with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or, to the knowledge of the Company, threatened between the Company or any of the Subsidiaries and any Governmental Authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

(nnn) Reserved.

Any certificate signed by or on behalf of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective numbers of shares of Firm Stock set forth opposite the names of the Underwriters in Schedule A hereto.

The purchase price per share to be paid by the Underwriters to the Company for the Stock will be $9.065375 per share; provided, however, that the purchase price payable by the Underwriters for the Stock purchased by Koch Investments Group, LLC and/or certain of its affiliates shall be $9.50 per share (the “Purchase Price”).

The Company will deliver the Stock to the Representatives for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank specified by the Company payable to the order of the Company for the Firm Stock sold by them all at the offices of Blank Rome LLP, 1271 Avenue of the Americas, New York, NY 10020. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on December 2, 2022, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “Closing Date”. The Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement among the Company and the Representatives.

The Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in the written notice delivered by the Representatives to the Company described below and the Underwriters agree, severally and not jointly, to purchase such shares of Optional Stock. Such shares of Optional Stock shall be purchased from the Company and for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter’s name on Schedule A bears to the total number of shares of Firm Stock (subject to adjustment by the Representatives to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, provided however, that notice of such exercise must be delivered not more than thirty (30) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by Representatives to the Company.

The option granted hereby shall be exercised by written notice being given to the Company by Representatives setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. The Option Closing Date and the Closing Date are herein called the “Closing Dates.”

The Company will deliver the Optional Stock to the Representatives for the respective accounts of the several Underwriters in the case of the Company, through the facilities of The Depository Trust Company or, at the election of the Representatives, in the form of definitive certificates in each such case, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Option Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to the Representatives payable to the order of the Company all at the offices of Blank Rome LLP, 1271 Avenue of the Americas, New York, NY 10020. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Company, in the event the Representatives elect to have the Underwriters take delivery of definitive certificates instead of delivery from the Company of the certificates through the facilities of The Depository Trust Company, shall make the certificates for the Optional Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York not later than 10:00 A.M., New York Time, at least one (1) full business day prior to the Option Closing Date. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement among the Company, and the Representatives.

The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

FURTHER AGREEMENTS OF THE COMPANY

(ii) The Company agrees with the several Underwriters:

(a) Required Filings; Amendments or Supplements; Notice to the Representative. To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Securities Act; to notify the Representatives immediately of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus or any Written Testing-the -Waters Communication has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Stock; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any Written Testing-the-Waters Communication, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b) Permitted Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not, hereof, make any offer relating to the Stock that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representatives has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule B hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) Ongoing Compliance. If at any time prior to the date when a prospectus relating to the Stock is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, that the Company will promptly notify the Representatives thereof and upon their request will prepare an appropriate amendment or supplement or upon their request make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act in form and substance satisfactory to the Representatives which will correct such statement or omission or effect such compliance and will use its reasonable best efforts to have any amendment to the Registration

Statement declared effective as soon as possible. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amendment or supplement. In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Stock, the Company upon the request of the Representatives will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(d) Amendment to General Disclosure Package. If the General Disclosure Package is being used to solicit offers to buy the Stock at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(e) Amendment to Issuer Free Writing Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representatives so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(f) Delivery of Registration Statement. To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), upon the request of the Representatives, to furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(g) Delivery of Copies. Upon request of the Representatives, to the extent not available on EDGAR, to deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (g) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits) (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).

(h) Earnings Statement. To make generally available to its stockholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158);

(i) Reports. Upon request, during the period of five (5) years from the date hereof, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications (financial or other) furnished to stockholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Stock is listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(j) Lock-Up. During the period commencing on and including the date hereof and ending on and including the 60th day following the date of this Agreement, (the “Lock-Up Period”) the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or submit or file any registration statement under the Securities Act in respect of, any Common Stock, options, rights or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (other than is contemplated by this Agreement with respect to the Stock) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (i) issue Stock pursuant to this Agreement, (ii) issue Common Stock and options to purchase Common Stock, shares of Common Stock underlying options granted and other securities, each pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the General Disclosure Package; (iii) issue Common Stock pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof and described in the General Disclosure Package; (iv) adopt a new equity incentive plan, and file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of shares of Common Stock upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that (1) such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (2) this clause (iv) shall not be available unless each recipient of shares of Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock, pursuant to such new equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Lock-Up Period, (v) the issuance of shares of Common Stock in connection with an acquisition, joint venture, development agreement or license by the Company or one or more of its subsidiaries of or with the business, assets, securities or property of another person or entity, whether through merger, asset acquisition, stock purchase, license, joint venture or otherwise; provided, however, that in the case of clause (v), (A) the issuance of such shares of Common Stock shall be subject to the condition that each recipient of such shares has previously signed a lock-up agreement substantially to the effect set forth Exhibit A hereto for the remainder of the Lock-Up Period and (B) any such issuance shall not exceed 5% of the aggregate shares of Common Stock of the Company then outstanding and (vi) file a registration statement or a prospectus or prospectus supplement thereto, in respect of shares of Common Stock issuable upon the conversion of securities of the Company outstanding prior to the date hereof and described in the General Disclosure Package. The Company will cause each person and entity listed in Schedule D to furnish to the Representative, prior to the Closing Date, a “lock-up” agreement, substantially in the form of Exhibit A hereto. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements.

(k) Delivery of SEC Correspondence. To supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act or any of the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(l) Press Releases. Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives is notified), without the prior consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(m) Compliance with Regulation M. Until the Underwriters shall have notified the Company of the completion of the resale of the Stock, that the Company will not, and will use its reasonable best efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to use its reasonable best efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

(n) Registrar and Transfer Agent. To maintain, at its expense, a registrar and transfer agent for the Stock.

(o) Use of Proceeds. To apply the net proceeds from the sale of the Stock as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Stock hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(p) Filing Fees. To pay the required Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(q) Exchange Listing. To use its reasonable best efforts to list, subject to notice of issuance, the Stock on the Exchange.

(r) Performance of Covenants and Satisfaction of Conditions. To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Firm Stock and the Optional Stock.

PAYMENT OF EXPENSES. The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing the “Agreement Among Underwriters” between the Representatives and the Underwriters, the Master Selected Dealers’ Agreement, the Underwriters’ Questionnaire, this Agreement and any closing documents by mail, telex or other means of communications; (d) the fees and expenses incurred in connection with securing any required review by FINRA of the terms of the sale of the Stock and any filings made with FINRA (including related fees and expenses of counsel for the Underwriters; provided that such fees and expenses shall not exceed $5,000); (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as reasonably requested by the Representatives and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys (including related fees and expenses of counsel to the Underwriters; provided that such fees and expenses shall not exceed $1,000); (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar and transfer agent of the Stock; (i) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such consultants, including the cost of any aircraft chartered in connection with the road show, and (k) all other costs and expenses incident to the offering of the Stock or the performance of the obligations of the Company a under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants provided that, except to the extent otherwise provided in this Section 5 and in Sections 9 and10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel not contemplated herein, any transfer taxes on the resale of any Stock by them and the expenses of advertising any offering of the Stock made by the Underwriters.

CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on such the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) Registration Compliance; No Stop Orders. The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations shall have been received, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section (a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b) No Material Misstatements. None of the Underwriters shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c) Corporate Proceedings. All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Stock, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Opinion and 10b-5 Statement of Counsel for the Company. Mintz, Levin, Cohen, Ferris, Glosky & Popeo, P.C. shall have furnished to the Representatives such counsel’s written opinion and 10b-5 Statement as counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representative.

(e) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received from Blank Rome LLP, counsel for the Underwriters, such opinion or opinions and 10b-5 Statement, dated such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(f) Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) Bring Down Comfort. On the effective date of any post-effective amendment to the Registration Statement and on such Closing Date, the Representatives shall have received a letter (the “bring-down letter”) from KPMG LLP addressed to the Underwriters and dated such Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to paragraph (f) of this Section 6.

(h) Officer’s Certificate. The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its President and its Chief Financial Officer stating in their respective capacities as officers of the Company on behalf of the Company that (i) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Effect, (iii) to their knowledge, after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any Material Adverse Effect in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would reasonably be expected to involve a Material Adverse Effect, except as set forth in the General Disclosure Package and the Prospectus.

(i) [Reserved].

(j) No Material Adverse Effect. Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (i), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package.

(k) No Legal Impediment to Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory agency or body which would prevent the issuance or sale of the Stock; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(l) No Downgrade. Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), the Company’s corporate credit rating or the rating of any of the Company’s debt securities.

(m) Market Conditions. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission or the Exchange, or trading in securities generally on the New York Stock Exchange, NASDAQ Global Select Market, NASDAQ Global Market, NASDAQ Capital Market or the NYSE MKT LLC or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(n) Exchange Listing. The Exchange shall have approved the Stock for listing therein, subject only to official notice of issuance.

(o) Good Standing. The Representatives shall have received on and as of such Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.

(p) Lock Up Agreements. The Representatives shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers, directors, stockholders, optionholders and warrantholders of the Company listed in Schedule D to this Agreement.

(q) Secretary’s Certificate. The Company shall have furnished to the Representatives a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

(r) Chief Financial Officer Certificate. The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its Chief Financial Officer, in form and substance reasonably satisfactory to the Representatives and their counsel.

(s) Additional Document. On or prior to such Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

INDEMNIFICATION AND CONTRIBUTION.

(a) Indemnification of Underwriters by the Company. The Company shall indemnify and hold harmless:

each Underwriter, its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Registration Statement, the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”) or (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information.

The indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party,

(b) [intentionally omitted]

(c) Indemnification of Company by the Underwriters. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(d) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Representatives in the case of a claim for indemnification under Section 7(c), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(d), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Sections 7(a) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or70, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock, or (ii) if the allocation provided by clause (i) of this Section 7(e) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(e) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in the Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter’s Information.

(f) The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 7(e) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(e) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7, no Underwriters shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Stock exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.

TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion by notice given to the Company prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections (i), (l) or (m) have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement or (d) the sale of the Stock is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters for the fees and expenses of Underwriters’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, including, without limitation, travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Representatives; provided that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter, provided further that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9.

SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder on any Closing Date and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 05 and 9 and the provisions of Section 7 and Sections 11 through 21, inclusive, shall not terminate and shall remain in full force and effect.

ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

(a) each Underwriter’s responsibility to the Company is solely contractual in nature, the Representatives have been retained solely to act as underwriters in connection with the sale of the Stock and no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Representatives has advised or is advising the Company on other matters;

(b) the price of the Stock set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Stock from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 02, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

Recognition of the U.S. Special Resolution Regimes

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex, facsimile transmission or email to Cowen and Company, LLC, Attention: Head of Equity Capital Markets, Fax: 646-562-1249 with a copy to the General Counsel, Fax: 646-562-1130, and Barclays Capital Inc., Attention: Syndicate Registration, Fax: 646-834-8133; and

(b) if to the Company shall be delivered or sent by mail, telex, facsimile transmission or email to Aspen Aerogels, Inc. Attention: Chief Legal Officer, General Counsel, Corporate Secretary & Chief Compliance Officer, email gjohnson@aerogel.com.

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) “affiliate” has the meaning set forth in Rule 405 under the Securities Act, (b) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading (c) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations; (d) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (e) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (f) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, (g) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

GOVERNING LAW, JURISDICTION, WAIVER OF JURY TRIAL, AGENT FOR SERVICE. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company irrevocably (a) submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statement and any Preliminary Prospectus or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum. Each of the parties to this Agreement hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

UNDERWRITERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus: the statements concerning the Underwriters contained in the first sentence of the third full paragraph on page S-31 under the heading “Underwriting.”

AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters.

PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If the foregoing is in accordance with your understanding please indicate your acceptance of this Agreement by signing in the space provided for that purpose below.

Very truly yours,

ASPEN AEROGELS, INC.

By:	/s/ Ricardo Rodriguez
Name:	Ricardo Rodriguez
Title:	SVP and Chief Financial Officer

Accepted as of the date first above written:

COWEN AND COMPANY, LLC

BARCLAYS CAPITAL INC.
Acting on their own behalf and as Representatives of several Underwriters listed on Schedule A to this Agreement.

By:	COWEN AND COMPANY, LLC

By:	/s/ Chris Weekes
Name: Chris Weekes
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Robert Stowe
Name: Robert Stowe Title: Managing Director

SCHEDULE A

Name	Number of Shares of Firm Stock to be Purchased	Number of Shares of Optional Stock to be Purchased
Cowen and Company, LLC	8,524,590	1,278,688
Barclays Capital Inc.	8,524,590	1,278,688
Piper Sandler & Co.	3,520,276	528,041
Oppenheimer & Co. Inc.	2,346,850	352,028
B. Riley Securities, Inc.	1,173,426	176,014
Craig – Hallum Capital Group LLC	1,173,426	176,014

Total	25,263,158	3,789,473

SCHEDULE B

General Use Free Writing Prospectuses

None

SCHEDULE C

Pricing Information

Firm Stock to be Sold: 25,263,158 shares

Offering Price: $9.50 per share

Underwriting Discounts and Commissions for Firm Stock other than Firm Stock sold to Koch Investments Group, LLC and/or its affiliates: 4.575%

Estimated Net Proceeds to the Company (after underwriting discounts and commissions, but before transaction expenses): $233,595,001

SCHEDULE D

•	Donald R. Young

•	Kelley W. Conte

•	Virginia H. Johnson

•	Gregg R. Landes

•	Ricardo C. Rodriguez

•	Keith L. Schilling

•	Corby Whitaker

•	Rebecca B. Blalock

•	Katie M. Kool

•	Steven R. Mitchell

•	Mark L. Noetzel

•	William P. Noglows

•	Richard F. Reilly

•	James E. Sweetnam

•	Wood River Capital, LLC

2

Exhibit I

[Form of Lock-Up Agreement]

[DATE], 2022

COWEN AND COMPANY, LLC

BARCLAYS CAPITAL INC.

As Representatives of the several Underwriters

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Re: Aspen Aerogels, Inc. – Registration Statement on Form S-3 for Shares of Common Stock

Dear Sirs and Madams:

This letter agreement (the “Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Aspen Aerogels, Inc., a Delaware corporation (the “Company”) and Cowen and Company, LLC (“Cowen”) and Barclays Capital Inc., as representatives ( “Barclays” and together with Cowen, the “Representatives”) of a group of underwriters (collectively, the “Underwriters”), to be named therein, and the other parties thereto (if any), relating to the proposed public offering of shares of common stock, par value $0.00001 per share (the “Common Stock”) of the Company (the “Public Offering”).

In order to induce the Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in his, her or its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date hereof through and including the date that is the 60th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, and will not cause or direct any of its affiliates to, without the prior written consent of Cowen and Barclays, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into, or announce the intention to enter into, any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the undersigned or someone other than the undersigned) in whole or in part, directly or indirectly, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (the “Prohibited Activity”), or (iii) engage in, or announce the intention to engage in, any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that is designed to or which reasonably could be expected to lead to or result in any Prohibited Activity during the Lock-Up Period.

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(1) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution,

(2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value,

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value,

(4) transactions relating to shares of Common Stock or other securities acquired in the open market after the completion of the offering,

(5) any transfers pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union, provided, that (1) no public disclosure or filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be voluntarily made during the Lock-Up Period and (2) any required filing under the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause, unless otherwise prohibited by such court order or settlement agreement,

(6) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Company is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Securities and Exchange Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan,

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(7) any transfers or commitments to transfer pursuant to a merger, consolidation, tender offer or other similar transaction that are approved by the Board of Directors of the Company involving a Change of Control (as defined below) or reverse merger, provided, that in the event that such merger, consolidation, tender offer or other such transaction or reverse merger is not completed, such shares of Common Stock or other securities held by the undersigned shall remain subject to the provisions of this Lock-Up Letter Agreement, and

(8) the transfer of shares of Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Common Stock to the Company in connection with the termination of the undersigned’s employment with the Company, provided, that (1) no public disclosure or filing under the Exchange Act shall be voluntarily made during the Lock-Up Period and (2) any required filing under the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause.

provided, however, that in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Cowen, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Cowen and Barclays, and (B) in the case of any transfer described in clause (1), (2) or (3) above, no public announcement or filing is voluntarily made regarding such transfer during the Lock-Up Period and if the undersigned is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that, (A) in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession, (B) in the case of any transfer pursuant to clause (2) above, such transfer is being made to a stockholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value, (C) in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

For purposes of this Lock-Up Letter Agreement, “Change of Control” shall mean the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the voting capital stock of the Company (or the surviving entity).

For avoidance of doubt, nothing in this Agreement prohibits the undersigned from exercising any options or warrants to purchase Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Common Stock issued upon such exercises will be subject to the restrictions of this Agreement and provided, however, that no public announcement or filing is voluntarily made regarding such exercise during the Lock-Up Period and provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of such options or warrants during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the disposition relates to the exercise of an option or warrant, as applicable, and that the shares of Common Stock received upon exercise are subject to the restrictions of this Agreement.

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In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

The undersigned further agrees that it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act, of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any copy so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

It is understood that (i) if the Company notifies the Underwriters in writing that it does not intend to proceed with the Public Offering, (ii) if the Underwriting Agreement does not become effective on or before December 31, 2022 or (iii) if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock, then the undersigned will be released from the obligations under this Agreement.

[Signature page follows]

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Very truly yours,

(Name of Stockholder - Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity - Please Print)

(Title of Signatory if Stockholder is an entity - Please Print)

Address:

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